                                                                   EXHIBIT 10.17

                                  APPLIX, INC.

                            2003 DIRECTOR EQUITY PLAN



1.   Purpose.

     The purpose of this 2003 Director Equity Plan (the "Plan") of Applix, Inc. (the "Company") is to compensate non-employee directors for their services and participation in the meetings of the Board of Directors and any committees on which such director served in the prior year, to encourage ownership in the Company by non-employee directors of the Company whose services are considered essential to the Company's future progress and to provide them with a further incentive to remain as directors of the Company.

2.   Administration.

     The Board of Directors shall supervise and administer the Plan. All questions concerning interpretation of the Plan or any stock awards or options granted under it shall be resolved by the Board of Directors and such resolution shall be final and binding upon all persons having an interest in the Plan. The Board of Directors may, to the full extent permitted by or consistent with applicable laws or regulations, delegate any or all of its powers under the Plan to a committee appointed by the Board of Directors, and if a committee is so appointed, all references to the Board of Directors in the Plan shall mean and relate to such committee.

3.   Participation in the Plan; Eligibility.

     Directors of the Company who are not employees of the Company or any subsidiary of the Company ("non-employee directors") shall be eligible to receive stock awards and options under the Plan, provided he or she attended (including by telephone or teleconference) at least 75% of the meetings of the Board of Directors and any committees on which he or she served in the preceding year, except that such attendance requirement shall not apply to Election Grants (as defined below).

4.   Stock Subject to the Plan.

     (a) The maximum number of shares of the Company's Common Stock, par value $.0025 per share ("Common Stock"), which may be issued under the Plan shall be 300,000 shares, subject to adjustment as provided in Section 9.

     (b) If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares covered by the unexercised portion of such option shall again become available for issuance pursuant to the Plan.

     (c) Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

5.   Stock Options.

     All options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Each option granted under the Plan shall be evidenced by a written agreement in such form as the Company shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

     (a) Option Grant Dates. Options shall automatically be granted to the non-employee directors as follows:

          (i) each person who first becomes a non-employee director on or following the date that the Plan is approved by the stockholders of the Company shall be granted an option to purchase 10,000 shares of Common Stock on the date of his or her election to the Board of Directors (an "Election Grant"); and

          (ii) each non-employee director shall be granted an option to purchase 10,000 shares of Common Stock on January 1 of each year, beginning January 1, 2004.

     Each date of grant of an option pursuant to this Section 5(a) is hereinafter referred to as an "Option Grant Date."

     (b) Option Exercise Price. The option exercise price per share for each option granted under the Plan shall equal (i) the closing price on any national securities exchange on which the Common Stock is listed, (ii) the closing price of the Common Stock on the Nasdaq National Market or (iii) the average of the closing bid and asked prices in the over-the-counter market, whichever is applicable, as published in The Wall Street Journal, on the Option Grant Date. If no sales of Common Stock were made on the Option Grant Date, the price of the Common Stock for purposes of clauses (i) and (ii) above shall be the reported price for the next preceding day on which sales were made.

     (c) Transferability of Options. Except as the Board may otherwise determine or provide in an option granted under the Plan, any option granted under the Plan to an optionee shall not be transferable by the optionee other than by will or the laws of descent and distribution, and shall be exercisable during the optionee's lifetime only by the optionee or the optionee's guardian or legal representative. References to an optionee, to the extent relevant in the context, shall include references to authorized transferees.

     (d)  Vesting Period.

          (i) General. Each option granted under the Plan shall, in the case of an Election Grant, become exercisable in two equal annual installments on the first and second anniversaries of the Option Grant Date, and, in the case of all other option grants, become exercisable in full on the first anniversary of the Option Grant Date; in each case provided that the optionee is serving as a director of the Company on such anniversary.

          (ii) Acceleration Upon a Change In Control. Notwithstanding the foregoing, each outstanding option granted under the Plan shall immediately become exercisable in full upon the occurrence of a Change in Control (as defined in Section 10) with respect to the Company.

          (iii) Right to Receive Restricted Stock. Notwithstanding the provisions of Section 5(d)(i) above, the Board shall have the authority to grant options pursuant to Section 5(a) above which are immediately exercisable subject to the Company's right to repurchase any unvested shares of stock acquired by the optionee on exercise of an option in the event such optionee's service as a director terminates for any reason.

          (iv) Termination. Each option shall terminate, and may no longer be exercised, on the earlier of (i) the date seven years after the Option Grant Date of such option or (ii) the date 90 days after the optionee ceases to serve as a director of the Company.

     (e) Exercise Procedure. An option may be exercised only by written notice to the Company at its principal office accompanied by (i) payment in cash or by certified or bank check of the full consideration for the shares as to which they are exercised, (ii) delivery of outstanding shares of Common Stock (provided such shares of Common Stock, if acquired directly from the Company, were owned by the exercising non-employee director, and not subject to repurchase by the Company, for at least six months prior to such delivery) having a fair market value on the last business day preceding the date of exercise equal to the option exercise price, or (iii) an irrevocable undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or delivery of irrevocable instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price.

     (f) Exercise by Representative Following Death of Director. An optionee, by written notice to the Company, may designate one or more persons (and from time to time change such designation), including his or her legal representative, who, by reason of the optionee's death, shall acquire the right to exercise all or a portion of the option. If the person or persons so designated wish to exercise any portion of the option, they must do so within the term of the option as provided herein. Any exercise by a representative shall be subject to the provisions of the Plan.

6.   Stock Awards.

     (a) Date and Amount of Stock Grant. Each non-employee director shall receive a grant of Common Stock on (1) the date that the Plan is first approved by the stockholders of the Company and (2) thereafter, on January 1 of each year, beginning January 1, 2004, as follows:

          (i) $5,000 worth of Common Stock to each non-employee director serving as a director on such date;

          (ii) an additional $10,000 worth of Common Stock to the non-employee director serving as Chairman of the Board of Directors on such date;

          (iii) an additional $2,500 worth of Common Stock to each non-employee director serving on the Audit Committee on such date;

          (iv) an additional $5,000 worth of Common Stock to the non-employee director serving as the Chairman of the Audit Committee on such date;

          (v) an additional $2,500 worth of Common Stock to each non-employee director serving on the Compensation Committee on such date;

          (vi) an additional $2,500 worth of Common Stock to the non-employee director serving as the Chairman of the Compensation Committee on such date;

          (vii) an additional $2,500 worth of Common Stock to each non-employee director serving on the Nominating and Corporate Governance Committee on such date; and

          (viii) an additional $2,500 worth of Common Stock to each non-employee director serving on the Strategic Planning Committee on such date.

     (b) Valuation of Stock Granted. The calculation of the number of shares of Common Stock to be granted pursuant to Section 6(a) above shall be based upon the average of (i) the closing price on any national securities exchange on which the Common Stock is listed, (ii) the closing price of the Common Stock on the Nasdaq National Market or (iii) the average of the closing bid and asked prices in the over-the-counter market, whichever is applicable, as published in The Wall Street Journal, on the five consecutive trading days ending two days prior to the Option Grant Date.

7. Withholding. Each non-employee director shall pay to the Company, or make provision satisfactory to the Board of Directors for payment of, any taxes required by law to be withheld in connection with stock awards or options to such non-employee director no later than the date of the event creating the tax liability. Except as the Board of Directors may otherwise provide, so long as the Common Stock is registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), non-employee directors may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares issued pursuant to the stock award or option creating the tax obligation, valued at their fair market value; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company's minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a non-employee director.

8.   Limitation of Rights.

     (a) No Right to Continue as a Director. Neither the Plan, nor the granting of an option or stock award hereunder, nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain the optionee as a director for any period of time.

     (b) No Stockholders' Rights for Options. An optionee shall have no rights as a stockholder with respect to the shares covered by his or her option until the date of the issuance to him or her of a stock certificate therefor, and no adjustment will be made for dividends or other rights (except as provided in Section 9) for which the record date is prior to the date such certificate is issued. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to stock options are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

     (c) Compliance with Securities Laws. Each stock award and option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such stock award or option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares pursuant to such stock award or option, the such stock award may not be issued, and such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

9.   Adjustment Provisions for Mergers, Recapitalizations and Related
     Transactions.

     If, through or as a result of any merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar transaction, (i) the outstanding shares of Common Stock are exchanged for a different number or kind of securities of the Company or of another entity, or (ii) additional shares or new or different shares or other securities of the Company or of another entity are distributed with respect to such shares of Common Stock, the Board of Directors shall make an appropriate and proportionate adjustment in (w) the maximum number and kind of shares reserved for issuance under the Plan, (x) the number and kind of shares or other securities subject to then outstanding options under the Plan, (y) the number and kind of shares or other securities issuable pursuant to stock options to be granted pursuant to Section 5(a) hereof, and (z) the price for each share subject to any then outstanding options under the Plan (without changing the aggregate purchase price for such options), to the end that each option shall be exercisable, for the same aggregate exercise price, for such securities as such optionholder would have held immediately following such event if he had exercised such option immediately prior to such event. No fractional shares will be issued under the Plan on account of any such adjustments.

10.  Definition of "Change in Control".

     "Change in Control" means an event or occurrence set forth in any one or more of subsections (a) through (d) below (including an event or occurrence that constitutes a Change in Control under one of such subsections but is specifically exempted from another such subsection):

     (a) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person") of beneficial ownership of any capital stock of the Company after the date of adoption of this Plan by the Board of Directors if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (x) and (y) of subsection (c) of this Section 10; or

     (b) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term "Continuing Director" means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

     (c) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company in one or a series of transactions (a "Business Combination"), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring Corporation") in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, and (y) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 30% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

     (d) approval by the stockholders of a complete liquidation or dissolution of the Company.

11.  Termination and Amendment of the Plan.

     The Board of Directors may suspend or terminate the Plan or amend it in any respect whatsoever.

12.  Notice.

     Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and shall become effective when it is received.

13.  Governing Law.

     The Plan and all determinations made and actions taken pursuant hereto shall be governed by the internal laws of the Commonwealth of Massachusetts (without regard to any applicable conflicts of laws or principles).

14.  Effective Date.

     The Plan shall become effective on the date it is adopted by the stockholders of the Company.


                                   Adopted by the Board of Directors on March
                                   25, 2003. Approved by the stockholders on June 12, 2003.